Exhibit 3.2

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

•	The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:
•	First: The name of the limited partnership is
RESOURCE REAL ESTATE INVESTORS 7, L.P.

•	Second: The address of its registered office in the State of Delaware is
110 S. POPLAR STREET, SUITE 101 in the city of WILMINGTON, DE  19801

The name of the Registered Agent at such address is ANDREW M. LUBIN

•	Third: The name and mailing address of each general partner is as follows:
RESOURCE CAPITAL PARTNERS, INC.
GENERAL PARTNER
ONE CRESCENT DRIVE, SUITE 203
NAVY YARD CORPORATE CENTER
PHILADELPHIA, PA 19112

In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership as of March ___ 2008.

RESOURCE REAL ESTATE INVESTORS 7, L.P.
By:           RESOURCE CAPITAL PARTNERS, INC.
    GENERAL PARTNER

          Darshan V. Patel, Chief Legal Officer and Secretary